Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned directors of Celldex Therapeutics, Inc., a Delaware corporation (the “registrant”), desires to authorize Anthony S. Marucci and Avery W. Catlin to act as such person’s attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-8 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Anthony S. Marucci and Avery W. Catlin, and each of them, as such person’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof..

IN WITNESS WHEREOF, the following individuals have executed this power of attorney in the following capacities as of the 13 day of June, 2012.

Signature	Title

Harry H. Penner, Jr.	Director

Timothy M. Shannon, M.D.	Director